UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2026

NXG NextGen Infrastructure Income Fund

(Exact name of registrant as specified in its charter)

Delaware	811-22499	46-0742000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Energy Square, 4925 Greenville Avenue, Suite 1310	75206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 692-6334

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	NXG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[   ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01	Other Events

The Annual Meeting of Shareholders (the “Annual Meeting”) of NXG NextGen Infrastructure Income Fund (NYSE:NXG) (the “Fund”) was held on June 18, 2026 and adjourned to July 10, 2026.

At the Annual Meeting, each of the nominees for election to serve as Class II Trustees of the Fund, Ms. Andrea N. Mullins and Mr. John H. Alban, was elected to hold office until the Fund’s 2028 annual meeting or until his or her successor is elected and duly qualified.

In addition, shareholders approved a new investment advisory agreement (the “New Advisory Agreement”) between the Fund and Cushing® Asset Management, LP (the “Adviser”).

On July 10, 2026, NXG Cushing, LLC (“NXG Cushing”), a Texas limited liability company owned by certain senior employees of the Adviser, acquired from Jerry V. Swank, the founder of the Adviser, an interest in the Adviser that resulted in NXG Cushing owning an aggregate interest in the Adviser of 62%. Upon completing such acquisition, pursuant to an Eighth Amended and Restated Limited Partnership Agreement of the Adviser, NXG Cushing replaced Swank Capital, LLC, an entity wholly owned by Mr. Swank, as the general partner of the Adviser (the acquisition and change in general partner are referred to herein as the “Transaction”). The closing of the Transaction caused a change of control of the Adviser and, consequently, an “assignment” of the prior investment advisory agreement between the Fund and the Adviser, which resulted in the termination of the prior investment advisory agreement according to its terms.

Upon the closing of the Transaction, the Fund and the Adviser entered into the New Advisory Agreement. There are no material differences between the terms of the New Advisory Agreement and the terms of the Fund’s prior investment advisory agreement. Under the New Advisory Agreement, the Adviser is retained to provide investment advisory services with respect to the Fund’s investment portfolio. The services to be provided by the Adviser include certain of the day-to-day operations of the Fund subject to the direction and control of the Board. Such services include (i) managing the investment and reinvestment of the Fund’s assets in accordance with the Fund’s investment policies, (ii) arranging for the purchase and sale of securities and other assets, (iii) providing investment research and analysis concerning the Fund’s assets, (iv) placing orders for purchases and sales of the Fund’s assets, (v) maintaining books and records required to support the Fund’s investment operations, (vi) monitoring on a daily basis the investment activities and portfolio holdings of the Fund and (vii) voting proxies relating to the Fund’s portfolio securities in accordance with the Adviser’s proxy voting policies and procedures. The services provided by the Adviser pursuant to the New Advisory Agreement are identical to the services provided pursuant to the Fund’s prior investment advisory agreement.

Likewise, the New Advisory Agreement does not result in any change in the Fund’s advisory fee rate. Pursuant to the New Advisory Agreement, the Adviser will receive, as full compensation for all services rendered by the Adviser to the Fund as such, an investment-advisory fee, payable quarterly in arrears, at an annual rate of 1.25% of the Fund’s Average Weekly Managed Assets. “Average Weekly Managed Assets” with respect to a particular month means the average of the values of each weekly calculation of the Managed Assets of the Fund that takes place as of any date during that month. “Managed Assets” means the total assets of the Fund, minus all accrued expenses incurred in the normal course of operations other than liabilities or obligations attributable to investment leverage, including, without limitation, investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred stock or other similar preference securities and/or (iii) the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objective and policies.

In addition, the Adviser has contractually agreed to waive a portion of the management fee in the amount equal to 0.25% of the Fund’s Managed Assets through February 1, 2027, which waivers will continue in effect under the New Advisory Agreement until the expiration date of the waivers.

The New Advisory Agreement shall continue in effect for an initial term of one year. Thereafter, the New Advisory Agreement shall continue in effect from year to year if approved annually (i) by the Board or the holders of a majority of the outstanding voting securities of the Fund and (ii) by a majority of the Trustees who are not “interested persons” of the Fund or the Adviser, by vote cast in-person at a meeting called for the purpose of voting on such approval. The New Advisory Agreement may be terminated (i) by the Fund or the Adviser at any time, without the payment of any penalty, upon giving the other party 60 days’ written notice, or (ii) by the Adviser on 60 days’ written notice to the Fund. The New Advisory Agreement will also immediately terminate in the event of its assignment, as defined in the 1940 Act. These provisions of the New Advisory Agreement are identical to provisions of the Fund’s prior investment advisory agreement.

The foregoing description of the New Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Advisory Agreement filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Investment Advisory Agreement between the Fund and Cushing Asset Management, LP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXG NEXTGEN INFRASTRUCTURE INCOME FUND

Date: July 10, 2026	By:	/s/ Blake Nelson
	Name:	Blake Nelson
	Title:	Chief Financial Officer